                                                                  EXHIBIT 10 (j)
                                                                  -------------

                        COMPUTER TASK GROUP, INCORPORATED

                         MANAGEMENT STOCK PURCHASE PLAN

1.  PURPOSE

         The purpose of the Computer Task Group, Incorporated Management Stock Purchase Plan (the "Plan") is to promote the long-term growth and profitability of Computer Task Group, Incorporated and its subsidiaries (the "Company") by significantly increasing ownership of the Company's common stock, par value $.01 per share (the "Shares"), by individuals who are expected to make significant contributions to the successful conduct of the business and affairs of the Company. By significantly increasing their Share ownership, the Company expects that it will enhance its ability to attract and retain such individuals and that they will further identify their interests with those of the Company's shareholders.

2.  ADMINISTRATION

         This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company. As used herein, the term "Non-Employee Director" shall mean a director of the Company who: (i) is not currently an officer (as defined in Rule 16a-1(f) of the Securities and Exchange Commission (the "SEC")) of the Company or parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in a capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the SEC; (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of the SEC; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of the SEC.

         When taking action with respect to the Plan or Awards (as hereinafter defined) granted under the Plan, the Committee shall composed solely of two or more Non-Employee Directors.

         The Committee shall have the full and exclusive authority to administer, construe and interpret this Plan, and to adopt such rules and regulations and to perform such other acts which it deems reasonable and proper, including the delegation of its responsibilities hereunder. The acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan shall be final, binding and conclusive. Eligible employees shall not have any claim or right to participate in this Plan and the Committee shall not be obligated to treat eligible employees uniformly. The Committee shall have the exclusive right to determine which employees shall be eligible to participate in this Plan, the time or times and number of Shares held in treasury of the Company which may be purchased, and the amount to be loaned to any eligible employee pursuant to paragraph 4 of this Plan. The Committee shall have the power to prohibit any eligible employee from purchasing Shares held in treasury or obtaining a loan from the Company pursuant to paragraph 4 at any time.

3.  ELIGIBILITY

         All officers of the Company, including officers who are members of the Board and other key employees of the Company (the "Employees") shall be eligible to participate in this Plan. Key employees will, in general, be those employees of the Company in positions of responsibility whose business decisions, in the sole judgment of the Committee, contribute to the overall success of the Company.

4.  LOANS IN CONNECTION WITH SHARE PURCHASES

         4.1 Loans for Share Purchases. From time to time the Committee may cause the Company to make loans to Employees to permit them to purchase Shares. Amounts loaned to Employees shall be used only for purposes of acquiring Shares as hereinafter provided.

         4.2 Amount of Loans. The Company may, at the request of an Employee and as provided by the Committee, lend to such Employee an amount not to exceed the base compensation paid to such Employee in the calendar year immediately preceding the year in which such purchase occurs.

         4.3 Time and Frequency of Loans. Employees may obtain a loan from the Company only at the time of, and in connection with, the purchase of Shares under this Plan. In no event shall an Employee be granted more than one loan in any calendar year.

         4.4 Promissory Note. Each loan made pursuant to this Plan shall be evidenced by a promissory note which shall contain such terms and conditions as the Committee, in its sole discretion, shall determine; provided, however, all amounts outstanding under all of an Employee's promissory notes may be declared immediately due and payable if (a) the Employee defaults on any promissory note under this Plan, (b) the Employee's employment with the Company is terminated for any reason other than death, retirement or disability, or (c) the Employee violates any of the terms and conditions set forth in any written agreement entered into between the Employee and the Company.

         4.5 Amendment of Promissory Notes. Subject to the consent of the Employee, the Committee shall have the authority to amend the terms of any outstanding promissory note and of any related agreement as the Committee shall, in its sole discretion, determine.

         4.6 Legends. The Committee may cause appropriate legends to be placed on any Share certificates pledged pursuant to this Plan in order to reflect any pledge of such Shares to the Company and to reflect any limitations imposed on the transfer of such Shares by the Securities Act of 1933, as amended (the "Act") or other applicable laws or regulations.

         4.7 Security. All amounts payable with respect to each promissory note extended to finance an Employee's purchase of Shares shall be secured by either
(a) the Employee's pledge of such Shares to the Company pursuant to a pledge agreement executed by the Employee and the Company or (b) the Employee's grant to the Company of a security interest in such other collateral as is acceptable to the Company pursuant to an appropriate security agreement. At the time the pledge agreement or security agreement is executed, the amount payable, pursuant to a promissory note may not exceed that portion of the fair market value of the Shares or other collateral. Shares pledged to the Company shall be delivered to the Company, either endorsed in blank by the Employee or accompanied by a separate stock power so endorsed, with the signature guaranteed.

         4.8 Restrictions on Transferability. For so long as an Employee shall be indebted to the Company pursuant to paragraph 4 hereof, the Shares acquired by an Employee with such borrowed funds may not be sold, transferred, assigned, pledged or hypothecated by such Employee to any one other than the Company, except as specifically permitted by the Committee.

5.  PURCHASE OF SHARES PURSUANT TO THE PLAN

         5.1 Shares may be purchased under the Plan exclusively through (a) the award of the purchase rights by the Committee ("Awards") to purchase from the Company previously issued Shares that are being held by the Company in treasury and are to be sold directly to the Employees, or (b) purchases by Employees on the open market in "brokers transactions" within the meaning of Section 4(4) of the Act.

         5.2 The total number of Shares held by the Company in treasury which may be purchased pursuant to awards under the Plan shall not exceed 200,000 Shares, provided that such number shall be proportionately increased or decreased in the number of outstanding Shares of the Company caused by any stock split, stock dividend or recapitalization.

         5.3 The purchase price for Shares purchased from the Company pursuant to Awards shall be the fair market value of the Company's common stock on the date and Employees purchases such Shares. The term "fair market value" shall mean the closing price of the Company's Shares as reported by the New York Stock Exchange - Composite Transactions Listing for the date as of which value is to be determined, or if there is no closing price on that date, then on the last preceding date on which such closing was reported.

6.  PARTICIPATION IN THE PLAN

         Employees shall have ten days after receipt of notice from the Committee that they have been selected to participate in this Plan and the maximum amount of money that the Company will lend to them exclusively for the purpose of either purchasing Shares from the Company, pursuant to Awards, or, on the open market pursuant to Brokers' Transactions in which to purchase such Shares. Employees who desire to purchase Shares with funds borrowed from the Company pursuant to paragraph 4 shall notify the Committee within the above ten day period.

         Requests to purchase Shares from the Company must be received by the Company not later than 5:00 p.m. local time on the date of purchase. Employees who purchase Shares in a Brokers' Transaction with borrowed funds will receive such funds within three business days after they have notified the Company that such purchase has occurred. The term "local time" shall mean the time in effect at the Company's headquarters located in Buffalo, New York.

7.  AMENDMENT OR TERMINATION OF THE PLAN

         The Committee may, from time to time, amend, suspend or terminate this Plan or any provision thereof; provided, however, that no amendment to this Plan shall be made which would, without the prior approval of the Company's shareholders (i) materially increase the benefits accruing to Employees under this Plan, (ii) materially increase the number of securities which may be purchased under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan. The Committee may not, however, amend such provisions of this Plan that relate to the amount, price and time of purchase of Shares, more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder.

8.  RIGHTS AS A SHAREHOLDER

         Except as otherwise set forth herein, Employees shall have all the rights and privileges of a shareholder of the Company with respect to any Shares purchased pursuant to this Plan on the date such Shares are purchased.

9.  CONTINUED EMPLOYMENT

         Nothing in this Plan or any document referring to this Plan shall be deemed to confer on any Employee the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

10.  GOVERNING LAW

         This Plan and all actions taken pursuant thereto shall be governed by the laws of the State of New York.

11.  EFFECTIVE DATE AND EXPIRATION OF THE PLAN

         This Plan has been adopted by the Board effective as of February 24, 1992 and shall become effective upon its approval by the shareholders of the Company. This Plan shall continue in effect until terminated by the Committee or the Board.